Exhibit 99
MEREDITH REPORTS FISCAL 2012 FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Revenues and Earnings Per Share Grow; Magazine & Digital Audiences Hit New Highs
Fiscal 2012 Featured 50% Dividend Increase; Investments in New Digital, Parenthood and Food Brands
DES MOINES, IA (July 26, 2012) - Meredith Corporation (NYSE: MDP; www.meredith.com), the leading media and marketing company serving American women, today reported fiscal 2012 fourth quarter revenues grew 6 percent to $375 million, and earnings per share grew 2 percent to $0.67, both from the prior-year period.
Meredith achieved the following business highlights during the fourth quarter of fiscal 2012 when compared to the prior-year period:

•
Consumer engagement strengthened across all of Meredith's media platforms. Magazine readership rose to a record 116 million. Meredith's local television station group delivered a strong May ratings book. Also, total traffic to Company websites approximately doubled to an average of nearly 40 million unique visitors per month, a record high.

•
Local Media Group revenues grew 9 percent, driven by gains in both non-political and political advertising revenues. Operating profit rose 42 percent, which included a 2 percent decline in expenses, and produced a strong EBITDA margin of 40 percent.

•
National Media Group revenues grew 5 percent. Advertising revenues increased 12 percent, fueled by the recent acquisitions of the Allrecipes.com, EveryDay with Rachael Ray and FamilyFun brands. Absent the recent acquisitions, advertising revenues were down 3 percent. Circulation revenues increased 20 percent, and were up 5 percent excluding the recent acquisitions.

•
Total Company digital advertising revenues increased 95 percent, as National Media Group digital advertising revenues doubled, and Local Media Group digital advertising revenues increased more than 70 percent.

“It was a solid quarter highlighted by the strengthening of important consumer touchpoints; continued excellent television advertising performance; and strong circulation metrics along with improving advertising in the National Media Group,” said Meredith Chairman and CEO Stephen M. Lacy.
FISCAL 2012 REVIEW
Fiscal 2012 earnings per share were $2.31, including a special charge of $0.19 per share recorded in the fiscal third quarter. Excluding the special charge, earnings per share were $2.50, in-line with Meredith's previously stated expectations. These results compare to earnings per share of $2.78 in fiscal 2011, when Meredith recorded $0.38 per share, or $28 million, more political advertising revenues. Total revenues were $1.4 billion in both years.

“In fiscal 2012 we acquired Allrecipes.com - the world's largest digital food brand - and implemented our Total Shareholder Return strategy, which is delivering a dividend yield of approximately 5 percent,” Lacy said. “Additionally, we launched new tablet and mobile platforms, and acquired leading consumer brands that increased our presence in the important parenthood and food verticals. We also enhanced our brand licensing, video content creation, marketing services and e-commerce businesses.”
Lacy noted Meredith continues to aggressively execute a series of well-defined strategic initiatives to generate growth in revenue, operating profit and free cash flow, and increase shareholder value over time. As detailed below and in the operating sections, fiscal 2012 actions included:

•
Implementation of a Total Shareholder Return (TSR) strategy. Key elements of the strategy include: (1) A current annual dividend of $1.53 per share; (2) A $100 million share repurchase program; and (3) Ongoing strategic investments to scale the business and increase shareholder value over time. Since the launch of Meredith's TSR strategy on October 25, 2011 through June 30, 2012, Meredith's stock price increased 28 percent, and its dividend yielded approximately 5 percent. That equates to a total return of 33 percent to shareholders.

•
Acquisition of Allrecipes.com, doubling Meredith's digital presence. The acquisition makes Meredith the No. 1 digital food media company, and moves it into the Top 3 in the digital women's lifestyle category.

•
Launch of tablet editions and mobile platforms. Meredith currently has 20 of its national brands available across the iPad, NOOK Tablet/NOOK Color, Kindle Fire, Samsung Galaxy and Google Play platforms. Meredith's National Media Group now has nearly 20 apps focused on food, parenthood and health. Meredith's Local Media Group has over 30 apps focused on news, sports and weather.

•
Purchase of the EveryDay with Rachael Ray and FamilyFun brands. These acquisitions helped increase Meredith's share of the U.S. magazine industry advertising revenues to 11.8 percent, according to the most recent data from Publishers Information Bureau.

•
Extension of Meredith's very successful brand licensing arrangement with Walmart for the Better Homes and Gardens line of home and garden products through 2016. There are currently more than 3,000 SKUs of BHG branded products available at Walmart stores across the United States.

•	Expansion and monetization of Local Media Group video content through an increase in local news programming, along with more national video content creation.
“We have a clear strategic growth plan in place and are executing initiatives that extend across all of our businesses, have significant digital components, and capitalize on the broad content creation and marketing capabilities we possess,” Lacy said.
OPERATING DETAIL
LOCAL MEDIA GROUP
Meredith's Local Media Group - which consists of local television affiliates in mostly fast-growing markets and a national video content creation unit - delivered another strong quarter, and an outstanding fiscal 2012.

“Our results represent successful execution of our strategy to (1) Maximize advertising revenues; (2) Develop non-traditional revenue streams, including digital, mobile and custom video production; and (3) Expand retransmission-related revenues,” said Meredith Local Media Group President Paul Karpowicz. “Our aggressive pursuit of this strategy has delivered strong results, including nearly three years of consecutive quarterly growth in non-political advertising revenues.”
Fiscal 2012 fourth quarter Local Media Group operating profit increased 42 percent to $27 million, and total revenues grew 9 percent to $85 million.
Non-political advertising revenues grew 6 percent to $69 million, the 11th-straight quarter of year-over-year improvement. Political advertising revenues were $3 million, compared to $1 million in the prior-year period.
Fiscal 2012 full-year Local Media Group operating profit was $88 million, including a special charge of $1 million recorded in the third quarter. Excluding that special charge, operating profit was $89 million, up 2 percent from the prior-year period - quite an achievement since fiscal 2011 benefitted from $28 million more of political advertising revenues. Fiscal 2012 revenues were $316 million compared to $322 million. Fiscal 2012's EBITDA margin was 36 percent, the highest since fiscal 2007.
Karpowicz noted several business highlights in fiscal 2012, including:

•
Non-political advertising revenues grew 6 percent to $271 million. The important automotive and professional services categories were particularly strong. Nine of Meredith's 12 stations posted higher non-political advertising revenues, led by Las Vegas, Phoenix and Hartford.

•	Digital advertising revenues increased more than 55 percent, boosted by enhancements to the station's websites and the launch of new mobile apps.

•	Other revenues grew more than 25 percent to $39 million. This was driven primarily by Meredith's management of Peachtree-TV (WPCH-TV) in Atlanta, which began on March 28, 2011.

•	Operating expenses declined 3 percent, driven primarily by savings in programming and video production costs.
Meredith's connection with viewers also increased in fiscal 2012 as witnessed by (1) Expansion of local news hours; (2) Growth of The Better Show, its national daily women's lifestyle program that was recently renewed for a sixth season; and (3) Launch of the Digs Channel on YouTube, where Meredith Video Studios is producing original short-form video content focused on home and garden-related topics.
“As we look ahead, we've focused on driving continued growth in non-political advertising revenues; maximizing political advertising revenues; and protecting and growing retransmission-related revenues,” Karpowicz said. “We will also continue to produce original programming and extend and monetize that content to digital and mobile platforms.”
NATIONAL MEDIA GROUP
Meredith's National Media Group - which includes leading national consumer media brands delivered over multiple platforms, brand licensing activities, and business-to-business marketing products and services - executed a series of strategic initiatives in fiscal 2012 designed to position the business for long-term growth in revenue and operating profit.

“We faced a challenging magazine advertising marketplace that impacted results, but I'm confident the strategic steps taken to broaden and deepen our scale with consumers and advertisers alike will lead to growth and margin improvement over time,” said Meredith National Media Group President Tom Harty.
Fiscal 2012 fourth quarter National Media Group operating profit was $38 million, and revenues were $290 million. That compares operating profit of $49 million and revenues of $275 million in the prior-year period.
Advertising revenues grew 12 percent compared to the prior-year period. Excluding recent acquisitions, advertising revenues declined 3 percent. The retail, over-the-counter drug and financial services categories were stronger, while the prescription drug category, which has been challenged due to fewer new drug launches, was significantly weaker.
Circulation revenues increased 20 percent compared to the prior-year period, and grew 5 percent excluding the recent acquisitions. Meredith generated approximately 1.1 million digital orders for print magazine subscriptions during the fourth quarter, quadruple the prior-year period.
Meredith's connection to consumers continued to strengthen, demonstrating the vitality and appeal of its brands and content. Readership of Meredith magazines increased to a record 116 million, according to the most recent data from Mediamark Research and Intelligence. Digital traffic increased as monthly unique visitors and page views each more than doubled to record levels, driven primarily by the acquisition of Allrecipes.com, new digital consumer marketing initiatives and creative enhancements to existing websites.
Other revenues were $74 million, compared to $87 million in the prior-year period. This was due primarily to select clients of Meredith Xcelerated Marketing (MXM), the Company's business-to-business marketing services agency, scaling back programs in response to current economic conditions. However, the new business pipeline improved during the quarter.
Fiscal 2012 full year National Media Group operating profit was $133 million, including a special charge taken in the third quarter of $13 million. Excluding the special charge, operating profit was $147 million. Fiscal 2011 operating profit was $179 million, excluding a special benefit of $1 million. Revenues were $1.1 billion in both periods. Operating expenses rose 3 percent due to the recent acquisitions, but were down 3 percent excluding them.
Harty singled out several strategic initiatives executed by the National Media Group in fiscal 2012 that will help drive long-term growth including:

•	Expansion in the food category highlighted by the acquisition of Allrecipes.com, the world's No. 1 digital food brand, and EveryDay with Rachael Ray magazine and its related digital assets.

•	Growth in the parenthood category including the acquisition of the FamilyFun brand, editorial enhancements to Parents and American Baby magazines, and the relaunch of Parents.com.

•
Introduction of the Meredith Sales Guarantee, an innovative program proving that advertising in Meredith titles increases retail sales. Currently, more than a dozen brands are participating in the program including ones from Johnson & Johnson, Kimberly-Clark and Tyson Foods.

•
Acceleration of online consumer marketing activities, including tripling digital orders for print magazine subscriptions to 3.2 million. Meredith is particularly focused on driving digital subscriptions and paperless transactions because of cost-savings and up-selling opportunities.

Meredith realizes approximately $5 in incremental profit per digital order over the average life of a subscription, compared to an order generated by direct mail.

•
Investment in Iris Worldwide, a leading global marketing company, and the creation of the Meredith-Iris Global Network to serve the increasing global needs of domestic clients, and open doors to international clients.

“Going forward, we are focused on leveraging our enhanced scale to (1) Maximize advertising revenues, especially in the digital arena; (2) Move more consumer transactions online, particularly magazine subscription orders; (3) Drive growth in our non-advertising related activities, such as brand licensing, marketing services and e-commerce; and (4) Continue to achieve operational efficiencies,” Harty concluded.
OTHER FINANCIAL INFORMATION
On Oct. 25, 2011, Meredith initiated its Total Shareholder Return strategy. Key elements include: (1) A 50 percent annual dividend increase to $1.53; (2) A $100 million share repurchase program; and (3) Ongoing strategic investments to generate growth in revenue, operating profit and free cash flow, and increase shareholder value over time.
Consistent with this strategy, Meredith repurchased approximately 1 million shares of Company stock, or 2 percent of its outstanding shares in fiscal 2012, at an average price of $27.55. At June 30, 2012, $87 million remained under the current repurchase authorization.
Total debt was $380 million at June 30, 2012, reflecting the addition of $175 million for the acquisition of Allrecipes.com. Meredith's debt-to-EBITDA ratio was 1.6 to 1, and the weighted average interest rate was 3.8 percent at June 30, 2012.
Fiscal 2012 corporate expenses declined 16 percent from the prior-year period, due primarily to lower expenses related to incentive compensation, consulting and development of the tablet platform.
During fiscal 2012, Meredith generated approximately $182 million in cash flow from operations.
All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. Information on the special items in both fiscal 2012 and fiscal 2011 is available in Tables 1-4 and in certain previously communicated press releases.
OUTLOOK
Meredith expects fiscal 2013 full year earnings per share will range from $2.60 to $2.95. Looking more closely at full year fiscal 2013:

•	Meredith continues to face limited visibility due to an ongoing uncertain domestic and international economic climate; the potential impact of the U.S. Presidential election; and other factors.

•	The Company expects a total of $25 to $30 million of political advertising revenues at its television stations, with the majority being booked in the second fiscal quarter.

Meredith expects fiscal 2013 first quarter earnings per share will range from $0.50 to $0.55. Looking more closely at the first quarter of fiscal 2013:

•	National Media Group advertising revenues are expected to be up in the high-single digits including recent acquisitions, and down in the high-single digits excluding recent acquisitions.

•
Local Media Group non-political advertising revenues are expected to be up in the low-single digits. Approximately one-third of the total fiscal 2013 political advertising revenue is expected to be recorded in the first fiscal quarter.

A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the first quarter and full year fiscal 2013. These and other uncertainties are referenced below under “Safe Harbor” and in certain filings with the U.S. Securities and Exchange Commission.
CONFERENCE CALL WEBCAST
Meredith will host a conference call on July 26, 2012 at 11 a.m. EDT to discuss fiscal 2012 fourth quarter and full year results. A live webcast will be accessible to the public on the Company's website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.
RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS
Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because they include certain contractual and non-discretionary expenditures.
Results excluding recent acquisitions (Allrecipes.com, EveryDay with Rachael Ray and FamilyFun) and results excluding special items are also supplemental non-GAAP financial measures.  While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition.  Management believes special items are not reflective of Meredith's ongoing business activities.  Reconciliations of non-GAAP to GAAP measures are attached to this press release and will be made available at www.meredith.com.
SAFE HARBOR
This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding advertising revenues, along with the Company's revenue and earnings per share outlook for the first quarter and full year fiscal 2013.
Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT MEREDITH CORPORATION
Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women. Meredith features multiple well-known national brands - including Better Homes and Gardens, Parents, Family Circle, Allrecipes.com, Ladies' Home Journal, Fitness, More, American Baby, EveryDay with Rachael Ray and FamilyFun - along with local television brands in fast-growing markets. Meredith is the industry leader in creating content in key consumer interest areas such as home, family, food, health and wellness and self-development. Meredith uses multiple distribution platforms - including print, television, digital, mobile, tablets, and video - to give consumers content they desire and to deliver the messages of its advertising and marketing partners.
Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith Xcelerated Marketing has significantly added to its capabilities in recent years through the acquisition of cutting-edge companies in digital, mobile, social, healthcare, database, and international marketing.
A hallmark of Meredith's business model and financial profile is its ability to consistently generate substantial free cash flow by leveraging the strength of its multi-platform portfolio. Meredith is committed to increasing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith has paid a dividend for 65 straight years and increased its dividend for 19 consecutive years. Meredith currently pays an annual dividend of $1.53 per share, resulting in a dividend yield of approximately 5 percent.
-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Vice President/ Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@Meredith.com	E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Twelve Months
Periods Ended June 30,	2012	2011	2012	2011
(In thousands except per share data)
Revenues
Advertising	$210,390	$189,002	$769,815	$792,792
Circulation	78,432	65,328	285,254	261,458
All other	85,726	98,596	321,618	346,230
Total revenues	374,548	352,926	1,376,687	1,400,480
Operating expenses
Production, distribution, and editorial	142,395	140,465	547,564	556,780
Selling, general, and administrative	165,181	148,082	599,026	578,864
Depreciation and amortization	12,582	10,132	44,326	39,545
Total operating expenses	320,158	298,679	1,190,916	1,175,189
Income from operations	54,390	54,247	185,771	225,291
Interest expense, net	(3,997)	(2,929)	(12,896)	(12,938)
Earnings from continuing operations before income taxes	50,393	51,318	172,875	212,353
Income taxes	(20,411)	(18,043)	(68,503)	(80,743)
Earnings from continuing operations	29,982	33,275	104,372	131,610
Loss from discontinued operations, net of taxes	—	(2,944)	—	(4,178)
Net earnings	$29,982	$30,331	$104,372	$127,432

Basic earnings per share
Earnings from continuing operations	$0.67	$0.73	$2.33	$2.89
Discontinued operations	—	(0.06)	—	(0.09)
Basic earnings per share	$0.67	$0.67	$2.33	$2.80
Basic average shares outstanding	44,652	45,339	44,825	45,497

Diluted earnings per share
Earnings from continuing operations	$0.67	$0.73	$2.31	$2.87
Discontinued operations	—	(0.07)	—	(0.09)
Diluted earnings per share	$0.67	$0.66	$2.31	$2.78
Diluted average shares outstanding	45,044	45,666	45,100	45,832

Dividends paid per share	$0.3825	$0.2550	$1.4025	$0.9700

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Periods Ended June 30,	2012	2011	2012	2011
(In thousands)
Revenues
National media group
Advertising	$137,699	$122,531	$492,313	$501,382
Circulation	78,432	65,328	285,254	261,458
Other revenues	73,724	87,279	282,818	315,382
Total national media group	289,855	275,138	1,060,385	1,078,222
Local media group
Non-political advertising	69,420	65,733	270,731	256,388
Political advertising	3,271	738	6,771	35,022
Other revenues	12,002	11,317	38,800	30,848
Total local media group	84,693	77,788	316,302	322,258
Total revenues	$374,548	$352,926	$1,376,687	$1,400,480

Operating profit
National media group	$37,889	$49,331	$133,020	$179,628
Local media group	27,424	19,294	88,291	87,852
Unallocated corporate	(10,923)	(14,378)	(35,540)	(42,189)
Income from operations	$54,390	$54,247	$185,771	$225,291

Depreciation and amortization
National media group	$5,809	$3,481	$17,617	$13,516
Local media group	6,269	6,150	24,732	24,003
Unallocated corporate	504	501	1,977	2,026
Total depreciation and amortization	$12,582	$10,132	$44,326	$39,545

EBITDA [1]
National media group	$43,698	$52,812	$150,637	$193,144
Local media group	33,693	25,444	113,023	111,855
Unallocated corporate	(10,419)	(13,877)	(33,563)	(40,163)
Total EBITDA [1]	$66,972	$64,379	$230,097	$264,836

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2012	June 30, 2011
(In thousands)
Current assets
Cash and cash equivalents	$25,820	$27,721
Accounts receivable, net	215,526	212,365
Inventories	22,559	21,529
Current portion of subscription acquisition costs	75,446	54,581
Current portion of broadcast rights	3,408	3,974
Other current assets	16,677	13,568
Total current assets	359,436	333,738
Property, plant, and equipment	455,271	459,257
Less accumulated depreciation	(260,967)	(272,819)
Net property, plant, and equipment	194,304	186,438
Subscription acquisition costs	75,368	54,286
Broadcast rights	943	1,292
Other assets	66,858	66,940
Intangible assets, net	586,263	545,101
Goodwill	733,127	525,034
Total assets	$2,016,299	$1,712,829

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$105,000	$50,000
Current portion of long-term broadcast rights payable	6,752	8,548
Accounts payable	72,911	82,878
Accrued expenses and other liabilities	117,071	115,735
Current portion of unearned subscription revenues	180,852	151,831
Total current liabilities	482,586	408,992
Long-term debt	275,000	145,000
Long-term broadcast rights payable	3,695	5,431
Unearned subscription revenues	141,408	120,024
Deferred income taxes	204,054	160,709
Other noncurrent liabilities	112,111	97,688
Total liabilities	1,218,854	937,844
Shareholders' equity
Common stock	35,791	36,282
Class B stock	8,716	8,776
Additional paid-in capital	53,275	58,274
Retained earnings	722,778	687,816
Accumulated other comprehensive loss	(23,115)	(16,163)
Total shareholders' equity	797,445	774,985
Total liabilities and shareholders' equity	$2,016,299	$1,712,829

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Years ended June 30,	2012	2011
(In thousands)
Cash flows from operating activities
Net earnings	$104,372	$127,432
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	31,989	29,684
Amortization	12,337	9,871
Share-based compensation	10,459	8,940
Deferred income taxes	58,025	38,176
Amortization of broadcast rights	11,869	17,098
Payments for broadcast rights	(14,487)	(18,837)
Provision for write-down of impaired assets	946	4,345
Fair value adjustment to contingent consideration	(1,018)	(6,310)
Excess tax benefits for share-based payments	(495)	(509)
Changes in assets and liabilities	(32,067)	4,645
Net cash provided by operating activities	181,930	214,535

Cash flows from investing activities
Acquisitions of businesses	(248,964)	(40,141)
Additions to property, plant, and equipment	(35,718)	(29,906)
Net cash used in investing activities	(284,682)	(70,047)

Cash flows from financing activities
Proceeds from issuance of long-term debt	355,000	62,500
Repayments of long-term debt	(170,000)	(167,500)
Purchases of Company stock	(26,881)	(24,895)
Dividends paid	(62,994)	(44,240)
Proceeds from common stock issued	5,908	8,676
Excess tax benefits from share-based payments	495	509
Other	(677)	(391)
Net cash provided by (used in) financing activities	100,851	(165,341)
Net decrease in cash and cash equivalents	(1,901)	(20,853)
Cash and cash equivalents at beginning of period	27,721	48,574
Cash and cash equivalents at end of period	$25,820	$27,721

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended June 30, 2012	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$210,390	$—	$210,390	$769,815	$—		$769,815
Circulation	78,432	—	78,432	285,254	—		285,254
All other	85,726	—	85,726	321,618	—		321,618
Total revenues	374,548	—	374,548	1,376,687	—		1,376,687
Operating expenses
Production, distribution, and editorial	142,395	—	142,395	547,539	25	(a)	547,564
Selling, general, and administrative	165,181	—	165,181	584,381	14,645	(b)	599,026
Depreciation and amortization	12,582	—	12,582	44,326	—		44,326
Total operating expenses	320,158	—	320,158	1,176,246	14,670		1,190,916
Income from operations	54,390	—	54,390	200,441	(14,670)		185,771
Interest expense, net	(3,997)	—	(3,997)	(12,896)	—		(12,896)
Earnings before income taxes	50,393	—	50,393	187,545	(14,670)		172,875
Income taxes	(20,411)	—	(20,411)	(74,543)	6,040		(68,503)
Net earnings	$29,982	$—	$29,982	$113,002	$(8,630)		$104,372

Basic earnings per share	$0.67	$—	$0.67	$2.52	$(0.19)		$2.33
Basic average shares outstanding	44,652	44,652	44,652	44,825	44,825		44,825

Diluted earnings per share	$0.67	$—	$0.67	$2.50	$(0.19)		$2.31
Diluted average shares outstanding	45,044	45,044	45,044	45,100	45,100		45,100

(a) Write-down of art and manuscript inventory
(b) Severance costs of$10.0 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $2.7 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended June 30, 2012	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$137,699	$—	$137,699	$492,313	$—		$492,313
Circulation	78,432	—	78,432	285,254	—		285,254
Other revenues	73,724	—	73,724	282,818	—		282,818
Total national media group	289,855	—	289,855	1,060,385	—		1,060,385
Local media group
Non-political advertising	69,420	—	69,420	270,731	—		270,731
Political advertising	3,271	—	3,271	6,771	—		6,771
Other revenues	12,002	—	12,002	38,800	—		38,800
Total local media group	84,693	—	84,693	316,302	—		316,302
Total revenues	$374,548	$—	$374,548	$1,376,687	$—		$1,376,687

Operating profit
National media group	$37,889	$—	$37,889	$146,501	$(13,481)	(a)	$133,020
Local media group	27,424	—	27,424	89,480	(1,189)	(b)	88,291
Unallocated corporate	(10,923)	—	(10,923)	(35,540)	—		(35,540)
Income from operations	$54,390	$—	$54,390	$200,441	$(14,670)		$185,771

Depreciation and amortization
National media group	$5,809	$—	$5,809	$17,617	$—		$17,617
Local media group	6,269	—	6,269	24,732	—		24,732
Unallocated corporate	504	—	504	1,977	—		1,977
Total depreciation and amortization	$12,582	$—	$12,582	$44,326	$—		$44,326

EBITDA [1]
National media group	$43,698	$—	$43,698	$164,118	$(13,481)	(a)	$150,637
Local media group	33,693	—	33,693	114,212	(1,189)	(b)	113,023
Unallocated corporate	(10,419)	—	(10,419)	(33,563)	—		(33,563)
TOTAL EBITDA [1]	$66,972	$—	$66,972	$244,767	$(14,670)		$230,097

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Severance costs of $9.9 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accrual of $1.6 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

(b) Severance costs of $0.1 million and a vacated lease accrual of $1.1 million

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended June 30, 2012	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$189,002	$—		$189,002	$792,792	$—		$792,792
Circulation	65,328	—		65,328	261,458	—		261,458
All other	98,596	—		98,596	346,230	—		346,230
Total revenues	352,926	—		352,926	1,400,480	—		1,400,480
Operating expenses
Production, distribution, and editorial	140,465	—		140,465	556,780	—		556,780
Selling, general, and administrative	148,269	(187)	(a)	148,082	579,051	(187)	(a)	578,864
Depreciation and amortization	10,132	—		10,132	39,545	—		39,545
Total operating expenses	298,866	(187)		298,679	1,175,376	(187)		1,175,189
Income from operations	54,060	187		54,247	225,104	187		225,291
Interest expense, net	(2,929)	—		(2,929)	(12,938)	—		(12,938)
Earnings before income taxes	51,131	187		51,318	212,166	187		212,353
Income taxes	(20,401)	2,358		(18,043)	(83,101)	2,358		(80,743)
Earnings from continuing operations	30,730	2,545		33,275	129,065	2,545		131,610
Loss from discontinued operations, net of taxes	(365)	(2,579)	(b)	(2,944)	(1,599)	(2,579)	(b)	(4,178)
Net earnings	$30,365	$(34)		$30,331	$127,466	$(34)		$127,432

Basic earnings per share
Earnings from continuing operations	$0.67	$0.06		$0.73	$2.83	$0.06		$2.89
Discontinued operations	—	(0.06)		(0.06)	(0.03)	(0.06)		(0.09)
Basic earnings per share	$0.67	$—		$0.67	$2.80	$—		$2.80
Basic average shares outstanding	45,339	45,339		45,339	45,497	45,497		45,497

Diluted earnings per share
Earnings from continuing operations	$0.67	$0.06		$0.73	$2.81	$0.06		$2.87
Discontinued operations	(0.01)	(0.06)		(0.07)	(0.03)	(0.06)		(0.09)
Diluted earnings per share	$0.66	$—		$0.66	$2.78	$—		$2.78
Diluted average shares outstanding	45,666	45,666		45,666	45,832	45,832		45,832

(a) Reduction in contingent consideration payable of $6.3 million and the reversal of previously accrued restructuring charges of $1.2 million partially offset by current year severance costs of $6.4 million and the write-down of certain identifiable intangibles of $0.9 million

(b) Write-down of subscription acquisition costs and art and manuscript inventory

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended June 30, 2011	Three Months				Twelve Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$122,531	$—		$122,531	$501,382	$—		$501,382
Circulation	65,328	—		65,328	261,458	—		261,458
Other revenues	87,279	—		87,279	315,382	—		315,382
Total national media group	275,138	—		275,138	1,078,222	—		1,078,222
Local media group
Non-political advertising	65,733	—		65,733	256,388	—		256,388
Political advertising	738	—		738	35,022	—		35,022
Other revenues	11,317	—		11,317	30,848	—		30,848
Total local media group	77,788	—		77,788	322,258	—		322,258
Total revenues	$352,926	$—		$352,926	$1,400,480	$—		$1,400,480

Operating profit
National media group	$48,346	$985	(a)	$49,331	$178,643	$985	(a)	$179,628
Local media group	19,254	40	(b)	19,294	87,812	40	(b)	87,852
Unallocated corporate	(13,540)	(838)	(c)	(14,378)	(41,351)	(838)	(c)	(42,189)
Income from operations	$54,060	$187		$54,247	$225,104	$187		$225,291

Depreciation and amortization
National media group	$3,481	$—		$3,481	$13,516	$—		$13,516
Local media group	6,150	—		6,150	24,003	—		24,003
Unallocated corporate	501	—		501	2,026	—		2,026
Total depreciation and amortization	$10,132	$—		$10,132	$39,545	$—		$39,545

EBITDA [1]
National media group	$51,827	$985	(a)	$52,812	$192,159	$985	(a)	$193,144
Local media group	25,404	40	(b)	25,444	111,815	40	(b)	111,855
Unallocated corporate	(13,039)	(838)	(c)	(13,877)	(39,325)	(838)	(c)	(40,163)
TOTAL EBITDA [1]	$64,192	$187		$64,379	$264,649	$187		$264,836

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Reduction in contingent consideration payable of $6.3 million and the reversal of previously accrued restructuring charges of $0.9 million partially offset by current year severance costs of $5.4 million and the write-down of certain identifiable intangibles of $0.9 million

(b) Reversal of previously accrued restructuring charges partially offset by current year severance costs
(c) Severance costs

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to earnings from continuing operations in the following tables, is defined as earnings from continuing operations before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.

	Three Months Ended June 30, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$289,855	$84,693	$—	$374,548

Operating profit	$37,889	$27,424	$(10,923)	$54,390
Depreciation and amortization	5,809	6,269	504	12,582
EBITDA	$43,698	$33,693	$(10,419)	66,972
Less:
Depreciation and amortization				(12,582)
Net interest expense				(3,997)
Income taxes				(20,411)
Earnings from continuing operations				$29,982

Segment EBITDA margin	15.1%	39.8%

	Three Months Ended June 30, 2011
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$275,138	$77,788	$—	$352,926

Operating profit	$49,331	$19,294	$(14,378)	$54,247
Depreciation and amortization	3,481	6,150	501	10,132
EBITDA	$52,812	$25,444	$(13,877)	64,379
Less:
Depreciation and amortization				(10,132)
Net interest expense				(2,929)
Income taxes				(18,043)
Earnings from continuing operations				$33,275

Segment EBITDA margin	19.2%	32.7%

Table 5 (continued)
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Twelve Months Ended June 30, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,060,385	$316,302	$—	$1,376,687

Operating profit	$133,020	$88,291	$(35,540)	$185,771
Depreciation and amortization	17,617	24,732	1,977	44,326
EBITDA	$150,637	$113,023	$(33,563)	230,097
Less:
Depreciation and amortization				(44,326)
Net interest expense				(12,896)
Income taxes				(68,503)
Earnings from continuing operations				$104,372

Segment EBITDA margin	14.2%	35.7%

	Twelve Months Ended June 30, 2011
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,078,222	$322,258	$—	$1,400,480

Operating profit	$179,628	$87,852	$(42,189)	$225,291
Depreciation and amortization	13,516	24,003	2,026	39,545
EBITDA	$193,144	$111,855	$(40,163)	264,836
Less:
Depreciation and amortization				(39,545)
Net interest expense				(12,938)
Income taxes				(80,743)
Earnings from continuing operations				$131,610

Segment EBITDA margin	17.9%	34.7%

Table 6
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Three Months
Periods Ended June 30,	2012	2011	Change

National Media Advertising Revenues
Excluding recent acquisitions [1]	$118,712	$122,531	(3)%
Recent acquisitions [1]	18,987	—
Total	$137,699	$122,531	12%

National Media Circulation Revenues
Excluding recent acquisitions [1]	$68,714	$65,328	5%
Recent acquisitions [1]	9,718	—
Total	$78,432	$65,328	20%

[1] Recent acquisitions represent Everyday with Rachael Ray, FamilyFun, and Allrecipes.com

Table 7
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Twelve Months
Periods Ended June 30,	2012	2011	Change

National Media Operating Expenses
Excluding recent acquisitions [1]	$875,184	$898,594	(3)%
Recent acquisitions [1]	52,181	—
Total	$927,365	$898,594	3%

[1] Recent acquisitions represent Everyday with Rachael Ray, FamilyFun, and Allrecipes.com